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                                                                     EXHIBIT 1.1

                                150,000 Shares*
                          SHAMAN PHARMACEUTICALS, INC.
                      Series C Convertible Preferred Stock
                                ($.001 Par Value)

                            PLACEMENT AGENT AGREEMENT

                                  July __, 1998


DAKIN SECURITIES CORPORATION
505 Sansome Street
San Francisco, California 94111

Ladies and Gentlemen:

     Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), pursuant to the terms and conditions set forth below, hereby engages Dakin Securities Corporation (the "Placement Agent") to undertake to use its "best efforts" to offer and sell (the "Offering") shares of the Company's Series C Convertible Preferred Stock, par value $0.001 per share (the "Shares"), at a purchase price of $100.00 per Share. The minimum number of Shares to be sold hereunder shall be 150,000 Shares (the "Minimum Number of Shares"), and the maximum number of Shares to be sold hereunder shall be 200,000 Shares (the "Maximum Number of Shares").

     1. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

          (a) A registration statement on Form S-2 (File No. 333-59053) with respect to the Shares has been carefully prepared and filed by the Company in conformity with the requirements of the Act of 1933, as amended, (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the Requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the

--------
* The Company may offer to sell up to 200,000 shares of its Series C Convertible Preferred Stock ($0.001 Par Value).


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     "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Placement Agent.

          (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement except, where such failure would not have a material adverse effect on the business, operations or financial condition of the Company; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company; and, except as described in the Registration Statement or the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

          (c) The Shares and the shares of the Company's Common Stock issuable upon conversion of the Shares have been duly and validly authorized and, when issued and delivered upon conversion thereof, will be validly issued, fully paid and nonassessable. A sufficient number of shares of the Company's Common Stock has been reserved for issuance upon conversion of the Shares. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares, or the underlying shares of the Company's Common Stock issuable upon conversion of the Shares.

          (d) The Shares conform with the statements concerning them in the Registration Statement.

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          (e) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with written information furnished to the Company by or on behalf of the Placement Agent or any Selected Dealer, specifically for use in the preparation thereof.

          (f) Since the respective dates as of which information is given in the Registration Statement, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement, and since such dates, the Company has not entered into any material transaction not referred to in the Registration Statement.

          (g) The authorized, issued and outstanding capitalization of the Company as of March 31, 1998 is as set forth in the section entitled "Capitalization" in the Registration Statement, and the Company is not a party to or bound by any instrument, agreement or other arrangement providing for the Company to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Registration Statement. Except as described in the Registration Statement or the Prospectus, since March 31, 1998, the Company has not issued any shares of capital stock or rights, warrants or options to acquire shares of its capital stock, other than options granted to or shares issued pursuant to the exercise of outstanding options held by employees, consultants or directors of, or service providers to,

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     the Company. The outstanding shares of the Company's Common Stock (the
     "Outstanding Shares") have been duly authorized and are validly issued, fully paid and nonassessable. The Outstanding Shares have been issued in compliance with all applicable securities laws.

          (h) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Placement Agent, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by general equitable principles, or bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally, and except as rights to indemnity or contribution for liabilities arising under the Act may be limited by applicable law.

          (i) The Company is not, and with the giving of notice or lapse of time will not be, in violation of or in default under, nor will the execution or delivery of this Agreement, or the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, result in a violation of or constitute a default under, the certificate of incorporation, bylaws or other governing documents of the Company or any agreement to which the Company is a party or by which it is bound, or to which any of its properties is subject, except where such violation or default has been waived or would not have a material adverse effect on the business condition of the Company. The performance by the Company of its obligations hereunder will not violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, except where such violation or lien, charge, claim or encumbrance would not have a material adverse effect on the business condition of the Company. No consent, approval, authorization or order of any court, governmental agency or body, or other third party, is required in connection with the issuance of the Shares or the shares of Common Stock issuable upon the conversion of the Shares and the consummation of the transactions contemplated by this Agreement, except as has been obtained or as such as may be required under applicable state or foreign securities laws and the rules and regulations of the National Association of Securities Dealers, Inc.


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          (j) The Company owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company, free and clear of all liens, encumbrances and claims which materially interfere with the business, properties, financial condition or results of operations of the Company.

          (k) Except as described in the Registration Statement or the Prospectus, the Company has no knowledge of any material infringement by it of any trademark, trade name, service mark, service name, copyright, license, patent, trade secret or other similar right of others (collectively, the "Intellectual Property Rights"), and, except as described in the Registration Statement, the Company has not received any notice of any claim made relating to such Intellectual Property Rights against the Company which is reasonably likely to have a material adverse effect on the condition, business, or results of operations of the Company.

          (l) Except as described in the Registration Statement or the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or which any property of the Company is subject or which is pending, or to the knowledge of the Company, contemplated against the Company which is reasonably likely to result in any material adverse change in the business, properties, financial condition, or results of operations of the Company.

          (m) The Company has not been advised, nor has it reason to believe it is in violation of any applicable law, statute, ordinance, rule, regulation, order or decree of any court, governmental body or regulatory authority or administrative agency having jurisdiction over the Company or any of the property or assets of the Company (including, without limitation, any such law, statute, ordinance, rule, regulation, order or decree with respect to environmental protection or the release, handling, treatment, storage or disposal of hazardous substances or toxic wastes) which violation, individually or in the aggregate, would have a material adverse effect on the general affairs, business, financial condition, stockholders equity, or results of operations of the Company. Neither the Company nor any of its officers or directors have taken any action relating directly to the Offering which would constitute a material violation of federal, foreign or, to its knowledge, state securities laws or regulations.


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          (n) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the Company owing a fee or a commission to anyone other than the Placement Agent.

          (o) The Company has filed all material federal, state and foreign income and franchise tax returns or extensions for filing thereof required to be filed as of the date hereof, and has paid or accrued all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which would materially and adversely affect the business, operations or properties of the Company.

          (p) All material transactions between the Company and the officers, directors and beneficial holders of five percent or more of the Outstanding Shares of the Company have been accurately disclosed in the Registration Statement and the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties, except as disclosed in the Registration Statement.

          (q) The Company maintains insurance of the type and in the amount which it deems adequate for its business, including, but not limited to, general liability insurance and insurance covering all material interests in real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (r) The Company has not distributed and during the Offering Period (as such term is defined below) will not distribute any offering material in connection with the offer and sale of the Shares other than the Registration Statement and any other materials permitted by state Blue Sky laws and delivered to the Placement Agent in advance.

     2. Appointment of Placement Agent; Offer and Sale of the Shares.

          (a) The Company hereby appoints you as the exclusive Placement Agent to offer and sell the Shares on the terms and conditions set forth herein. Your


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     appointment as Placement Agent hereunder shall terminate upon the completion or termination of the Offering, as more fully described below.

          As Placement Agent, you shall offer and sell the Shares for the Company upon the terms and conditions set forth in the Registration Statement (as such term is defined below).

          For purposes of this Agreement, the Offering will be deemed to have commenced upon delivery to you of copies of the Registration Statement and will terminate upon the first to occur (the "Termination Date") of: (i) the failure of the Company to meet the conditions of the Initial Closing (as such term is defined below); (ii) the sale of the Maximum Number of Shares; or (iii) August __, 1998; provided, however, that the Company and the Placement Agent may mutually agree to extend the Offering up to an additional 30 days. The period beginning the date on which the Offering was deemed to have commenced and ending on the Termination Date shall be referred to herein as the Offering Period.

          Subject to the performance by the Company of all of its material obligations to be performed hereunder and to the completeness and accuracy of all representations and warranties of the Company contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth: (i) in your sole discretion to form and manage a group of securities broker-dealers (the "Selected Dealers") selected by you, each of which shall be a member of the National Association of Securities Dealers, Inc., and to cause each Selected Dealer to enter into a Selected Dealer Agreement in a customary form; and (ii) in conjunction with such Selected Dealers, if any, to use your best efforts during the Offering Period to find subscribers for the Shares. In carrying out the transactions contemplated by this Agreement, you have observed and will observe and comply with: (A) all applicable securities laws, regulations, rules and ordinances in any jurisdiction in which the Shares may be offered, sold or delivered; and (B) all applicable regulations and rules of the National Association of Securities Dealers, Inc.; provided, however, that except as specifically provided in this Agreement and except for information as may be provided by you without prior review and approval by the Company, you assume no responsibility for the accuracy or completeness of the information contained in the Registration Statement or provided to subscribers in connection with their investment decisions.


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          Subject to earlier termination as provided herein, your agency hereunder shall continue until the termination of the Offering Period. In the event that the Offering is commenced and subscriptions for at least the Minimum Number of Shares are not received and accepted by the Company on or before August __, 1998, which date may be extended by the Company and the Placement Agent up to an additional 30 days, all funds received from subscribers shall be returned in full, with interest actually earned thereon, and your agency and this Agreement shall terminate without obligations on your part or on the part of the Company, except as provided in Section 9 of this Agreement.

          (b) Each subscriber for Shares will be required to complete and execute a Purchase Agreement in the form attached hereto as Exhibit B (the "Purchase Agreement"). Each Purchase Agreement must be accompanied by payment in full for the Shares subscribed for. All payments for Shares in the form of a check, draft or money order must be made payable to U.S. Bank Trust N.A./Account No. 180121167365, and all payments for Shares in the form of a wire transfer must be made in accordance with the wire transfer instructions attached to the Escrow Agreement (as such term is defined below), until otherwise directed by the Placement Agent.

          (c) Except as otherwise agreed in writing by you and the Company, all funds for subscriptions for Shares received by the Placement Agent or any Selected Dealer shall be deposited in an escrow account maintained with U.S. Bank Trust N.A. (the "Escrow Agent") and held by the Escrow Agent upon the terms and conditions of the Escrow Agreement dated July __, 1998, among the Company, the Escrow Agent and the Placement Agent (the "Escrow Agreement"). Except as otherwise agreed in writing by you and the Company, you will transmit to the Escrow Agent for deposit in the escrow account all subscribers' payments for Shares payable as provided in Section 2(b) above by noon P.D.T. on the next business day after your receipt thereof. You agree that any subscriber's payment received by you which is payable other than as provided in Section 2(b) above will be returned by you directly to the subscriber not later than the end of the next business day following your receipt thereof with instructions as to the proper party to whom said payment should be made.

          (d) All sales of Shares are conditioned upon the receipt and acceptance by the Company of subscriptions for the Minimum Number of Shares on or before August __, 1998, which date may be extended by mutual agreement of the Company and the Placement Agent up to an additional 30 days. Subject to the


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     satisfaction of the foregoing, and the other terms and conditions of this
     Agreement, as soon as practicable after notice from the Escrow Agent to the Company and you that it has funds deposited in the escrow account which have cleared the collection process representing the proceeds from the sale of at least the Minimum Number of Shares, unless delayed by agreement of the Company and you, delivery of the Shares (as described in Section 2(f) hereof) against payment thereof or (Initial Closing) shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, San Francisco, California (or such other place as may be designated by agreement between the Company and you) at 10:00 a.m., local time (the "Initial Closing Date"). On the Initial Closing Date, the Shares will be issued and delivered (as described in Section 2(f) hereof) by the Company for distribution to the purchasers thereof against payment of the purchase price by the Escrow Agent by wire transfer in same day funds, payable to the order of the Company. Interest earned on subscription funds while in the escrow account shall also be remitted to the Company by the Escrow Agent on the Initial Closing Date.

          (e) Subject to the terms and conditions of this Agreement, following the Initial Closing Date (if less than the Maximum Number of Shares were issued on such date), periodically at such dates and times as agreed to by the Company and you, additional closings (Additional Closing Dates) shall be held at the offices of Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, San Francisco, California, at which delivery of the Shares (as described in Section 2(f) hereof) will be issued against payment therefor, all as provided in Section 2(d) above. (The Initial Closing Date and the Additional Closing Dates may be referred to individually as a "Closing Date" or collectively as the "Closing Dates".)

          (f) All actions to be taken on a Closing Date shall be deemed to take place simultaneously and no actions shall be deemed complete, no payment deemed made and no document or certificate deemed delivered until all actions are complete, all payments made and all documents and certificates have been delivered, including all actions, payments and deliveries required by any other section of this Agreement to be made on a Closing Date. For purposes of this Agreement, certificates for Shares shall be deemed delivered upon confirmation by the Company's transfer agent that such certificates shall be mailed via courier to the purchasers of Shares in accordance with the Purchase Agreement.

          (g) The Company acknowledges that it has retained the Placement Agent in connection with the Offering and that, in such capacity, only personnel


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     employed by the Placement Agent and such other personnel as are assigned for the specific purposes of services contemplated by this Agreement to be performed by the Placement Agent will be involved in providing the services described herein.


     3. Information Furnished by the Placement Agent. The information set forth in the Registration Statement under the caption "Plan of Distribution" (insofar as such information relates to the Placement Agent) constitutes the only information furnished by you to the Company for inclusion in the Registration Statement, and you warrant to the Company that the statements made therein do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. Further Agreements of the Company. The Company covenants and agrees as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Placement Agent shall not previously have been advised and furnished with a copy or to which the Placement Agent shall have reasonably and in good faith objected in writing or which is not in compliance with the Rules and Regulations.

          (b) The Company will advise the Placement Agent promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (c) The Company will deliver to, or upon the order of, the Placement Agent, from time to time, as many copies of any Preliminary Prospectus as the Placement Agent may reasonably request. The Company will


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     deliver to, or upon the order of, the Placement Agent during the period when delivery of a Prospectus is required under the Act, as many any copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Placement Agent may reasonably request. The Company will deliver to the Placement Agent at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Placement Agent or Selected Dealers such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Placement Agent may reasonably request.

          (d) If during the period in which a prospectus is required by law to be delivered by the Placement Agent or Selected Dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Placement Agent, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if, to the Company's knowledge, it is or becomes necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

          (e) The Company will, for a period of four years from the Closing Date, deliver to the Placement Agent copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Securities Exchange Act of 1934, as amended. The Company will deliver to the Placement Agent similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

          (f) The Company will pay its expenses in connection with this Offering and the transactions contemplated herein, including, but not limited to: the costs of preparing and printing the Registration Statement, Preliminary Prospectus, Prospectus and the stock certificates; all expenses incident to the


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     issuance and delivery of the Shares; fees and expenses of legal counsel and independent accountants for the Company; the cost and expenses in connection with Blue Sky or other securities filings, including filings with the Commission and the National Association of Securities Dealers, Inc.; and the Placement Agent's legal fees up to a maximum of $50,000.

          (g) The Placement Agent will pay all costs and expenses incurred by it in connection with the Offering; provided, however, that the Company will on each Closing Date, reimburse the Placement Agent for its unreimbursed actual itemized out-of-pocket expenses incurred in connection with the Offering through such Closing Date.

          (h) In consideration for the services rendered to the Company in connection with the Offering, the Company will pay to you, on the Initial Closing Date, and each Additional Closing Date, a commission in an amount equal to six percent (6%) of the aggregate sales proceeds of all Shares sold at such Closing Date; provided, however, that the Company will only be obligated to pay a commission in an amount equal to three percent (3%) of the aggregate sales proceeds received from investors introduced to the Placement Agent by the Company. The $30,000 retainer that has previously been paid by the Company to you shall be subtracted from the amount due to you at the Initial Closing.

          (i) In the event the Offering terminates or is terminated prior to the Initial Closing Date, the Placement Agent shall be entitled to receive reimbursement only for its actual itemized out-of-pocket expenses incurred in connection with the Offering. After deducting any such expenses, the Placement Agent shall return to the Company any remaining funds from the $30,000 retainer.

          (j) The Company will apply the net proceeds from the sale of the Shares in a manner consistent with the Registration Statement.

          (k) During the Offering Period, the Company will maintain appropriate arrangements with the Escrow Agent for depositing funds received from subscribers for the Shares, as more fully described in Section 2 hereof. The Company will use its best efforts to cause the Escrow Agent to make appropriate refunds of such funds in the event that such refunds are required to


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     be made in accordance with the Offering as described in the Registration
     Statement.

          (l) The Company will comply with all registration, filing and reporting requirements which may from time to time be applicable to the Company under the Act, any applicable Blue Sky laws, the rules and regulations of the National Association of Securities Dealers, Inc., and any other applicable securities laws.

          (m) The Company will use commercially reasonable efforts to perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to delivery of the Shares.

     5. Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless the Placement Agent and each Selected Dealer and their respective employees, officers and directors and each person (including each partner or officer thereof) who controls the Placement Agent or a Selected Dealer within the meaning of
     Section 15 of the Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, any applicable Blue Sky laws or the common law or otherwise, and shall reimburse the Placement Agent and each Selected Dealer and their respective employees and controlling persons for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon: (i) any breach by the Company of any of the representations, warranties or agreements of the Company contained in this Agreement; (ii) acts or omissions of the Company or its agents or employees in connection with the transactions contemplated hereunder (except to the extent that such losses, claims, damages, liabilities or expenses are found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct or negligence of the Placement Agent or any other party entitled to indemnification under this Section 5(a)); or (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to


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     state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Placement Agent and any Selected Dealer for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or Supplement thereto. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 1 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (b) The Placement Agent shall indemnify and hold harmless the Company, each of its directors and officers, and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, any applicable Blue Sky laws or the common law or otherwise, and shall reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon: (i) the Placement Agent's use of the Registration Statement other than for purposes of consummating the transactions contemplated by this Agreement; (ii) the Placement Agent's release of the Registration Statement without the prior approval of the Company; (iii) the willful misconduct or gross negligence of the Placement Agent; and (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or Supplement thereto. The indemnity agreement of the Placement Agent contained in this paragraph (b) shall remain operative and in full force and effect regardless of any

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Page 15


     investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (c) Each party indemnified under the provision of paragraphs (a) and
     (b) of this Section 5 shall, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that: (i) if the indemnified party or parties reasonably determine that there is reasonably likely to be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties that could not reasonably be pursued by the use of the same counsel, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties; and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a

Dakin Securities Corporation
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Page 16


     reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 5 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that: (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence; and (B) the indemnifying party or parties shall bear such other expense as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

          (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 5, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this
     Section 5 in such proportion as is appropriate to reflect not only the relative benefits received by each indemnifying party from the Offering, but also the relative fault of each indemnifying party in connection with such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same respective proportion as the total net proceeds from the Offering received by the Company and the total commission received by the Placement Agent bear to the aggregate offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid

Dakin Securities Corporation
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     by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Each party entitled to contribution shall upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section
     5).

          (e) An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld. Neither the Company nor the Placement Agent will, without the prior written consent of the other, which consent will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder unless such settlement, compromise or consent includes an unconditional release of the other party and any person who controls such party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from all liability arising out of such claim, action, suit or proceeding.

     6. Termination. This Agreement and your appointment as Placement Agent in connection with the Offering may be terminated by you at any time upon notice to the Company or by the Company at any time upon notice to you. Such appointment shall terminate automatically when the Offering Period has ended. Notwithstanding the foregoing, if either you or the Company terminates this Agreement, Sections 4(e), 4(f), 4(g), 4(h), 4(i), 5, 9, 10, 11, 12 and 13 hereof shall remain in full force and effect; provided, however, that if this Agreement is terminated prior to the Initial Closing, Section 4(i) shall be of no further force or effect.

Dakin Securities Corporation
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Page 18


     7. Conditions of Closing and Placement Agents Obligations. The release of funds by the Escrow Agent and your obligation to act as Placement Agent in connection with the Offering shall be subject to the accuracy as of each Closing Date of the representations and warranties of the Company in this Agreement, to the performance by the Company of its obligations in this Agreement and to the following conditions:

          (a) (i) The Shares shall have been qualified for sale in applicable states of the United States, or an exemption from qualification shall have been perfected or available; (ii) no stop order suspending such qualification or prohibiting the use of the Registration Statement or purporting to prevent the offer and sale of the Shares shall have been issued, and no proceedings thereof or shall be pending or to the best knowledge of the Company, threatened, by any governmental body or authority; and (iii) the National Association of Securities Dealers, Inc. shall have approved the terms and conditions of the Offering.

          (b) On the Initial Closing Date, the Minimum Number of Shares shall have been subscribed for and accepted by the Company in accordance with the Registration Statement. On the Initial Closing Date, the Company and the Placement Agent shall have delivered joint instructions to the Escrow Agent which direct the Escrow Agent to release such funds to the Company.

          (c) At each Closing Date, you shall have received such certificates, in form and substance satisfactory to you and your counsel, as you may have requested, from such officers of the Company as you may reasonably request, as to: (i) the absence of any material misstatement or omission in the statements in the Registration Statement; (ii) the absence of any material adverse change in the business, management, financial position, stockholders equity, or results of operations of the Company and its subsidiaries (considered as a whole) since the date of the Registration Statement; (iii) the accuracy as of such Closing Date of the representations and warranties of the Company contained in Section 1 of this Agreement; (iv) the performance by the Company of its obligations required in this Agreement to be performed at or prior to such Closing Date; (v) the fulfillment by the Company of the conditions to your obligations contained in this Agreement; and (vi) such other matters as you may reasonably request.

Dakin Securities Corporation
July ___, 1998
Page 19


          (d) At each Closing Date, there shall be addressed and delivered to you, dated as of such Closing Date, opinions of Brobeck, Phleger & Harrison LLP (with respect to matters involving the laws of the United States) and Pennie & Edmonds LLP (with respect to matters involving the laws of Intellectual Property Rights), counsel for the Company, substantially in the forms attached hereto as Exhibits D-1 and D-2, respectively.

          (e) You shall have received such opinion or opinions of Sheppard, Mullin, Richter & Hampton LLP, counsel for you, with respect to such matters as you may reasonably request; and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f) (i) Since the date of the latest audited financial statements included in the Registration Statement, neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, and which interferes materially with the conduct of the Company's business and operations; (ii) since the respective date as of which information is given in the Registration Statement, there shall not have been any material adverse change in the general affairs, business, management, financial position, stockholders equity, or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement; and (iii) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected in it in order to make the statements or information in it not misleading in any material respect.

          (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq National Market, or the fixing of maximum ranges for prices of securities on the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (ii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of

Dakin Securities Corporation
July ___, 1998
Page 20


     a national emergency or war, if the effect of any such event specified in this clause (ii) in your commercially reasonable judgment is so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in this Agreement and in the Registration Statement.

          8. Effective Date of Agreement. This Agreement shall become effective at the time this Agreement is fully executed by both parties.

     9. Reimbursement of Certain Expenses. In addition to the Company's obligations under Section 4(f) of this Agreement, the Company and the Placement Agent agree to reimburse each other on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) or (b) of Section 5 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 9 and the possibility that such payments might later be held to be improper; provided, however, that: (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them; and (ii) such persons shall provide to the Company or the Placement Agent, as the case may be, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Placement Agent and the Selected Dealers, if any, and their respective employees, controlling persons, directors, officers, personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any subscriber or potential subscriber) any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.

     11. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to the Placement Agent, will be mailed, delivered or telecopied and confirmed to you at Dakin Securities Corporation, 505 Sansome Street, San Francisco, CA 94111, Attention: John H. Dakin, Fax: (415) 288-2200, with a copy to Sheppard, Mullin, Richter & Hampton LLP, Four Embarcadero Center, Seventeenth Floor, San Francisco, CA 94111,
Attention: A. John

Dakin Securities Corporation
July ___, 1998
Page 21


Murphy, Jr., Esq., Fax: (415) 434-3947, or if to the Company, at Shaman Pharmaceuticals, Inc. 213 East Grand Avenue, South San Francisco, CA 94080-4812,
Attention: Lisa A. Conte and Stephanie C. Diaz, Fax: (650) 873-8367, with a copy to Brobeck, Phleger & Harrison LLP , Two Embarcadero Place, 2200 Geng Road, Palo Alto, CA 94303-0913, Attention: J. Stephan Dolezalek, Esq., Fax: (650) 496-2736.

     12. Confidential Information. The Placement Agent will treat all information which it receives from the Company in a confidential manner (other than information that is or becomes publicly available other than as a result of the wrongful or unlawful disclosure by the Placement Agent or its agents) and will use the same degree of care to prevent inappropriate dissemination of such information as it would employ in the protection and preservation of confidential information about its own business. The Placement Agent will not:
(i) use any such confidential information other than in connection with the Offering; and (ii) except as required by applicable law, regulation or legal process, disclose to any third party any information received from the Company which is confidential and is not publicly available. The Placement Agent further agrees that monetary damages would not be an adequate remedy for breach of the covenants contained in this paragraph and that the Company will be entitled to injunctive relief for any such breach. If this Agreement is terminated, the Placement Agent, upon written request of the Company, will return to the Company all confidential information concerning the Company received by the Placement Agent.

     13. Miscellaneous. The representations and warranties contained in this Agreement shall remain in full force and effect regardless of: (a) any investigation made by or on behalf of the Placement Agent or controlling person thereof, or by or on behalf of the Company or their respective directors or officers; and (b) delivery and payment for the Shares.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law principles.

     In the event any of the parties to this Agreement resorts to legal action against the other in connection with this Agreement, such action shall only be

Dakin Securities Corporation
July ___, 1998
Page 22


instituted and maintained in the courts of the City and County of San Francisco, California; provided, however, that the Company may enforce its rights under
Section 12 hereof with respect to persons other than employees, officers and directors of the Placement Agent in any court of competent jurisdiction. The prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys fees and other costs incurred in connection with such action.

Dakin Securities Corporation
July ___, 1998
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     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

SHAMAN PHARMACEUTICALS, INC.


By:
   --------------------------------------------
   Name:  Lisa A. Conte
   Title: President and Chief Executive Officer


The foregoing Agreement is accepted
as of the date first above written.

DAKIN SECURITIES CORPORATION


By:
   --------------------------------------------
   Name:  John H. Dakin
   Title: Chairman